Exhibit 99.1

NEWS RELEASE

1200 Enclave Parkway, Houston, Texas 77077 P. O. Box 4544, Houston, Texas 77210-4544 (281) 589-4600

FOR RELEASE	FOR MORE INFORMATION CONTACT
July 24, 2008	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Reports Record Second Quarter Profits

HOUSTON, July 24, 2008—Cabot Oil & Gas Corporation announced today that on the strength of significantly higher commodity prices and increased production, the Company reported its highest second quarter earnings of $54.6 million, or $0.55 per share. After removing certain selected items related to the gain on sale of assets, stock compensation and unrealized loss on derivatives (see Selected Item Review and Reconciliation of Net Income and Earnings Per Share), the net income figure is $69.9 million, or $0.71 per share, as compared to last year’s figures of $41.2 million, or $0.42 per share. The as-reported profit for the second quarter of 2007 was $41.4 million, or $0.43 per share.

During the quarter, the Company recorded cash flow from operations of $143.7 million and discretionary cash flow of $147.1 million, also records for any second quarter period. These results compare to $105.9 million and $112.5 million for cash flow from operations and discretionary cash flow, respectively, in the second quarter of 2007.

“The continued strength in the commodity prices led the significant improvement in results from 2007 to 2008 second quarter,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “This combined with our 9.6 percent increase in production made for the unprecedented quarter.” Natural gas price realizations improved 28.5 percent, while oil price realizations grew 59.2 percent between second quarter comparable periods.

Equivalent production of 23.2 Bcfe, or 255 Mmcfe per day, fell within guidance (of 250 to 259 Mmcfe per day), and is comparable to last year’s 21.2 Bcfe. “While solidly within guidance, our re-direct of personnel and equipment in the East towards Marcellus activity and new initiatives focused on evaluation of deeper objectives in several of our East Texas fields have limited the acceleration of our growth for the short term,” stated Dinges. “We have 22 rigs drilling throughout the company with six rigs focused on new initiatives. We expect to collect new data from several key wells very soon.” Expenses in every category grew, with the largest increases occurring in stock compensation expense, as a result of the appreciation in the Company’s stock price and DD&A expense in response to industry inflationary pressures.

Year to Date

In the six months ended June 30, 2008, Cabot reported net income of $100.6 million, or $1.03 per share, compared to $89.9 million or $0.93 per share last year. The cash flow comparisons included cash flow from operations of $276.4 million in 2008 versus $241.8 million in 2007, while discretionary cash flow was $285.5 million in 2008, compared to $219.3 million in 2007. “The respective 2008 numbers for the six-month period all created new high water marks for the first half of the year, primarily the result of increased prices and production,” added Dinges.

Other News

Cabot has completed its equity offering and the long-term debt portion of the funding for its pending acquisition. “Our expectation remains to close the acquisition in the middle of August,” said Dinges.

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s second quarter financial and operating results discussion with financial analysts on Friday, July 25, 2008 at 9:30 a.m. EDT (8:30 a.m. CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 53829875. The replay will be available through Sunday, July 27, 2008. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; the East and in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

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CABOT OIL & GAS RESULTS — Page 3

OPERATING DATA

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
East	5.9	6.2	11.9	12.0
Gulf Coast	7.7	6.4	15.1	12.9
West	7.1	6.4	13.5	12.8
Canada	1.4	0.9	2.6	2.0

Total	22.1	19.9	43.1	39.7

Crude/Condensate/Ngl
East	6	7	12	13
Gulf Coast	136	161	280	309
West	43	43	79	90
Canada	5	4	11	10

Total	190	215	382	422

Equivalent Production (Bcfe)	23.2	21.2	45.4	42.2

PRICES
Average Produced Gas Sales Price ($/Mcf)
East	$9.64	$7.86	$8.96	$7.97
Gulf Coast	$10.36	$8.27	$9.35	$8.01
West	$8.04	$6.02	$7.67	$6.26
Canada	$8.41	$4.25	$7.91	$5.97
Total(1)	$9.30	$7.24	$8.63	$7.33

Average Crude/Condensate Price ($/Bbl)
East	$118.33	$59.41	$103.89	$56.60
Gulf Coast	$91.87	$62.28	$88.11	$57.85
West	$118.18	$62.76	$108.12	$58.33
Canada	$96.89	$48.51	$87.26	$51.77
Total(1)	$98.68	$61.98	$92.58	$57.76

WELLS DRILLED
Gross	116	122	201	222
Net	97	111	162	203
Gross Success Rate	99%	98%	99%	98%

(1) These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Realized Impacts to Gas Pricing	$(0.97)	$0.66	$(0.48)	$0.77
Realized Impacts to Oil Pricing	$(21.19)	$—	$(14.88)	$0.43

CABOT OIL & GAS RESULTS — Page 4

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating Revenues
Natural Gas Production	$202,689	$144,128	$369,248	$290,878
Brokered Natural Gas	27,188	18,001	62,808	51,178
Crude Oil and Condensate	18,600	13,263	35,087	24,205
Other	377	440	1,362	1,144

	248,854	175,832	468,505	367,405

Operating Expenses
Brokered Natural Gas Cost	24,140	16,051	54,430	44,750
Direct Operations—Field and Pipeline	22,636	19,004	40,127	36,135
Exploration	7,290	6,825	12,351	12,477
Depreciation, Depletion and Amortization	48,401	40,585	94,668	77,966
General and Administrative (excluding Stock-Based Compensation)	11,782	8,904	21,779	20,549
Stock-Based Compensation(1)	21,695	4,061	39,271	10,696
Taxes Other Than Income	19,225	14,579	36,122	27,744

	155,169	110,009	298,748	230,317
Gain on Sale of Assets(2)	401	4,422	401	12,342

Income from Operations	94,086	70,245	170,158	149,430
Interest Expense and Other	6,207	3,619	12,198	7,543

Income Before Income Taxes	87,879	66,626	157,960	141,887
Income Tax Expense	33,254	25,250	57,360	51,964

Net Income	$54,625	$41,376	$100,600	$89,923

Net Earnings Per Share—Basic	$0.55	$0.43	$1.03	$0.93
Weighted Average Common Shares Outstanding	98,467	96,929	98,092	96,813

(1)

Includes the impact of the Company’s performance share awards and restricted stock amortization as well as expense related to stock options and stock appreciation rights. Also includes expense for the Supplemental Employee Incentive Plan which commenced in January 2008.

(2)	Gain on Sale of Assets is primarily related to post-closing transactions associated with the sale in the third quarter of 2006 of offshore and certain south Louisiana properties.

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	June 30, 2008	December 31, 2007
Assets
Current Assets	$436,758	$221,413
Property, Equipment and Other Assets	2,203,088	1,939,334
Deferred Income Taxes	78,586	47,847

Total Assets	$2,718,432	$2,208,594

Liabilities and Stockholders’ Equity
Current Liabilities	$475,254	$252,266
Long-Term Debt, excluding Current Maturities	245,000	330,000
Deferred Income Taxes	542,214	481,770
Other Liabilities	156,659	74,301
Stockholders’ Equity	1,299,305	1,070,257

Total Liabilities and Stockholders’ Equity	$2,718,432	$2,208,594

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cash Flows From Operating Activities
Net Income	$54,625	$41,376	$100,600	$89,923
Unrealized Loss on Derivatives	2,909	—	2,909	—
Income Charges Not Requiring Cash	50,692	45,032	114,498	89,583
Gain on Sale of Assets	(401)	(4,422)	(401)	(12,342)
Deferred Income Tax Expense	31,955	23,738	55,515	39,612
Changes in Assets and Liabilities	(8,005)	(4,689)	(9,061)	28,600
Stock-Based Compensation Tax Benefit	4,642	(1,911)	—	(6,046)
Exploration Expense	7,290	6,825	12,351	12,477

Net Cash Provided by Operations	143,707	105,949	276,411	241,807

Cash Flows From Investing Activities
Capital Expenditures	(244,510)	(158,183)	(372,611)	(271,931)
Proceeds from Sale of Assets	1,150	41	1,150	5,825
Exploration Expense	(7,290)	(6,825)	(12,351)	(12,477)

Net Cash Used in Investing	(250,650)	(164,967)	(383,812)	(278,583)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	313,867	1,163	316,107	2,307
Net Increase / (Decrease) in Debt	(105,000)	25,000	(85,000)	15,000
Stock-Based Compensation Tax Benefit	(4,642)	1,911	—	6,046
Dividends Paid	(2,943)	(2,907)	(5,873)	(4,840)

Net Cash Provided by Financing	201,282	25,167	225,234	18,513

Net Increase / (Decrease) in Cash and Cash Equivalents	$94,339	$(33,851)	$117,833	$(18,263)

CABOT OIL & GAS RESULTS — Page 6

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
As Reported—Net Income	$54,625	$41,376	$100,600	$89,923
Reversal of Selected Items, Net of Tax:
Gain on Sale of Assets	(253)	(2,750)	(253)	(7,677)
Stock-Based Compensation Expense	13,668	2,526	24,723	6,653
Unrealized Loss on Derivatives(1)	1,833	—	1,833	—

Net Income Excluding Selected Items	$69,873	$41,152	$126,903	$88,899

As Reported—Net Earnings Per Share	$0.55	$0.43	$1.03	$0.93
Per Share Impact of Reversing Selected Items	0.16	(0.01)	0.26	(0.01)

Net Earnings Per Share Including Reversal of Selected Items	$0.71	$0.42	$1.29	$0.92

Weighted Average Common Shares Outstanding	98,467	96,929	98,092	96,813

(1)      This unrealized loss is included in Natural Gas Production Revenues in the Condensed Consolidated Statement of Operations and represents the mark to market change related to a portion of a derivative not designated as a hedge.

Discretionary Cash Flow Calculation and Reconciliation (In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Discretionary Cash Flow
As Reported—Net Income	$54,625	$41,376	$100,600	$89,923
Plus / (Less):
Unrealized Loss on Derivatives	2,909	—	2,909	—
Income Charges Not Requiring Cash	50,692	45,032	114,498	89,583
Gain on Sale of Assets	(401)	(4,422)	(401)	(12,342)
Deferred Income Tax Expense	31,955	23,738	55,515	39,612
Exploration Expense	7,290	6,825	12,351	12,477

Discretionary Cash Flow	147,070	112,549	285,472	219,253
Changes in Assets and Liabilities	(8,005)	(4,689)	(9,061)	28,600
Stock-Based Compensation Tax Benefit	4,642	(1,911)	—	(6,046)

Net Cash Provided by Operations	$143,707	$105,949	$276,411	$241,807

Net Debt Reconciliation (In thousands)

	June 30, 2008	December 31, 2007
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	245,000	330,000

Total Debt	$265,000	$350,000
Stockholders’ Equity	1,299,305	1,070,257

Total Capitalization	$1,564,305	$1,420,257

Total Debt	$265,000	$350,000
Less: Cash and Cash Equivalents	(136,331)	(18,498)

Net Debt	$128,669	$331,502

Net Debt	$128,669	$331,502
Stockholders’ Equity	1,299,305	1,070,257

Total Adjusted Capitalization	$1,427,974	$1,401,759

Total Debt to Total Capitalization Ratio	16.9%	24.6%
Less: Impact of Cash and Cash Equivalents	7.9%	1.0%

Net Debt to Adjusted Capitalization Ratio	9.0%	23.6%